UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2010

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8200 NW 52nd Terrace, Suite 102

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 1.01	Entry Into a Material Definitive Agreement.

On May 24, 2010, eLandia and our wholly-owned subsidiary, Elandia/Desca Holdings, LLC (“Desca Holdings”), entered into a Strategic Alliance Agreement (the “Agreement”) with Amper, S.A. (“Amper”). Pursuant to the Agreement, the parties have established an alliance aimed at expanding each parties’ access to the Caribbean and Latin American markets and providing the parties the opportunity to offer their combined portfolio of products, services, technology solutions and technical resources throughout the region. Amper, a Madrid, Spain based company, is a leader in the design and implementation of integrated solutions and information systems for civilian and military communications. Medidata Informatica, S.A., Amper’s wholly-owned subsidiary (“Medidata”), offers integrated communications solutions to telecommunications operators, corporations, financial clients and governments in Brazil. The regional alliance established by the Agreement will allow Amper to expand into the 13 local markets in the Caribbean and Latin American region in which eLandia currently operates under its wholly-owned Desca and CTT brands. The alliance will allow us to provide enhanced support to our regional customers in Brazil. Additionally, eLandia expects to exploit the experience and knowledge of Amper’s Homeland Security business to address the growing opportunities in critical public safety projects throughout the region and the sales of Amper’s Access equipment products to its service provider customers. The initial term of the Agreement is six months and is renewable for additional six-month periods unless terminated by either party upon 15 days notice or immediately upon the occurrence of certain events including a breach, bankruptcy, liquidation or similar insolvency proceeding by a party.

Pursuant to the Agreement, each party has designated the other as its non-exclusive agent or distributor to promote the sale of the parties’ products and services in the Caribbean and Latin American region. Each of the parties will be entitled to sales commissions or product discounts for their sales and promotional efforts under the Agreement. The amount of the commissions or discounts will be negotiated on a case-by-case basis based on product line, customer and other factors.

In addition to the marketing and sales opportunities expected to result from the alliance, the parties also have agreed to evaluate a potential equity transaction pursuant to which we would acquire all or a part of Medidata, and retain the Exclusivity Advance described below, in exchange for the issuance to Amper of a majority of our capital stock. In this regard, the Agreement also includes provisions pursuant to which the parties have agreed to a mutual due diligence and exclusive negotiations period ending June 26, 2010. During this period, and subject to the duties of our board of directors to consider unsolicited superior alternative transactions, we have agreed that we will not solicit, negotiate or enter into discussions with a third party, other than Amper or its affiliates, regarding a transaction involving any of the following (each, an “Alternative Transaction”): (i) the acquisition of our assets or the assets of any of our subsidiaries equal to 15% or more of our consolidated assets or to which 15% or more of our net revenues or net income are attributable, (ii) the acquisition of 15% or more of our voting equity interests, (iii) a tender or exchange offer that would result in the acquirer beneficially owning 15% or more of our voting equity interests, (iv) a merger, consolidation, other business combination or similar transaction involving the Company or any of our subsidiaries, pursuant to which the acquirer would own 15% or more of our consolidated assets, net revenues or net income, taken as a whole, or (v) the liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend by us. During the exclusivity period, Amper also has agreed not to transfer any of its interests in Medidata or enter into discussions with any third party regarding such transfer.

In consideration of our exclusivity covenants, Amper will advance to us the sum of $5 million (the “Exclusivity Advance”) as follows: (a) $2.7 million upon the delivery to Amper of certain security documents, and (b) $2.3 million upon our providing to Amper evidence of the satisfaction of certain financial conditions. The Exclusivity Advance would be applied towards any future equity transaction between Amper and the Company. The amounts outstanding under the Exclusivity Advance will accrue interest at 12% per annum until repaid to Amper.

In order to secure our repayment obligations with respect to the Exclusivity Advance, eLandia, Desca Holdings and Descaserv Ecuador, S.A., an entity wholly owned by a subsidiary of Desca Holdings (“Descaserv”) have entered into certain guarantees, security agreements and pledges of interests in favor of Amper (collectively, the “Security Documents”). The Security Documents include the pledge of the equity interests of certain direct and indirect subsidiaries of Desca Holdings. In addition, Descaserv has modified a previously existing commercial trust pursuant to which Descaserv has assigned to Amper certain payments rights under a material customer contract.

The Exclusivity Advance is refundable upon the occurrence of any of the following events: (i) the earlier of (A) November 30, 2010, or (B) the date that payments are received by Descaserv under a certain customer contract; (ii) a material breach of the Agreement or any of the Security Documents by Elandia, Desca Holdings or any of their subsidiaries; (iii) the completion of an Alternative Transaction; or (iv) the occurrence of any of any of the following: (A) the sale of any shares of stock of Descaserv held by us, any merger or other business combination involving Descaserv or the transfer of certain material assets of Descaserv, (B) a failure to pay or any material breach by Descaserv with respect to any of its material indebtedness, (C) any bankruptcy or other insolvency or liquidation proceeding involving the Company or any of its significant subsidiaries, or (D) a default by Descaserv under a certain material customer contract. In addition to the repayment of the Exclusivity Advance, upon the occurrence of the events described in (ii), (iii) and (iv)(A) or (D) above, we would be responsible to pay to Amper the sum of 700,000 Euros. Also, in the event of (ii), (iii) or (iv) above, we would be required to reimburse Amper’s reasonable out of pocket costs incurred in its due diligence of the Company in an amount not to exceed 700,000 Euros. If the Exclusivity Advance is required to be refunded and the amounts in the preceding sentences become payable, we expect that the funds received by us under a material customer contract will be used to make any such repayments.

On May 24, 2010, we issued a press release announcing the entry into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is hereby made to our repayment obligations with respect to the Exclusivity Advance as described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release Issued by eLandia International Inc., May 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: May 25, 2010	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release Issued by eLandia International Inc., May 24, 2010.

5